Exhibit 99.1

2280 North Greenville Avenue, Richardson TX 75082

Contact:	Mike Kovar
Chief Financial Officer
Fossil, Inc.
(469) 587-3334

Fossil, Inc. Announces Report of Special Committee Regarding its Investigation of Historical Equity Granting Practices and Financial Statement Restatements

Richardson, TX. May 7, 2007 — Fossil, Inc. (Nasdaq GS: FOSL) today announced that a committee made up of independent outside directors of the Board of Directors of the Company (the “Special Committee”) presented its final report on the voluntary review of the Company’s historical equity granting practices to the Board of Directors on May 4, 2007.  The Company also announced that its Board of Directors has adopted all the recommendations of the Special Committee and that, in light of the findings, the cumulative impact for all prior periods require that the Company’s consolidated financial statements for fiscal years 2004 and 2005 (together with the related reports from the independent registered public accounting firm), for all fiscal quarters of 2005 and for the first and second fiscal quarters of 2006 should no longer be relied upon. While the Company is still evaluating the effect of the findings, the Company estimates a cumulative pre-tax financial impact of recording additional compensation expense associated with equity grants from 1993 to 2006 of up to approximately $16 million.

The Special Committee’s comprehensive investigation was undertaken with assistance from independent legal counsel, Weil, Gotshal & Manges LLP, and forensic accounting assistance from FTI Consulting, Inc. During the course of its investigation, the Special Committee reviewed the Company’s historical equity granting practices, analyzed all stock option grant dates covering the period from the Company’s initial public offering in 1993 to December 31, 2006, conducted detailed reviews of stock options representing approximately 83% of the total option shares granted by the Company during such period, collected and reviewed over one million documents and interviewed 58 former and current employees, directors and outside advisors.

Findings from the Special Committee’s report include:

•                                          With respect to annual mass grants made from 1994 to 2002, one new hire grant in 2003, two incentive grants in 1999 and 2001, and one promotional grant in 2000, all made under the Company’s Long-Term Incentive Plan for employees (the “LTIP”), favorable grant dates were selected with the benefit of hindsight.

•                                          The 2003 to 2006 annual mass grants and certain new hire and other non-annual mass grants made under the LTIP were not properly authorized and/or used incorrect measurement dates, primarily as a result of administrative process deficiencies.

•                                          The Company issued its 2003 and 2004 annual mass grants prior to favorable news releases, but no evidence was found that there was an intention to favorably set the timing of these option grants.  One employee relocation grant in 1999 was timed to occur prior to a news release that was thought to be favorable.

•                                          Two former and two current executives were involved in the grant date selection process for the annual mass employee grants under the LTIP, though the executives involved in the grant date selection process may have varied from year to year.  The favorable grant dates selected were within the time period between the initial compensation committee meeting early in the year and the annual employee performance reviews, generally concluded by the end of April.

•                                          While the two former executives were also beneficiaries of such grants, the grant date was the same as used for other employees in connection with the Company’s annual mass grants and at least one of the former executives believed selection of grant dates in that time period to be appropriate for the years in which such executive was involved.

•                                          The two current executives involved in the process relied on the Company’s former general counsel as to legal matters and the Company’s financial department as to accounting matters and never received any options.

•                                          Certain internal control weaknesses and process deficiencies permitted the use of incorrect measurement dates and the selection of favorable grant dates to occur.

•                                          Neither the Compensation Committee nor the Board of Directors (other than certain senior executives who also were Board members) was notified that grant dates were selected with the benefit of hindsight.

•                                          There was no evidence of fictitious grants.

•                                          There was no evidence of backdating, self-dealing, or other misconduct with respect to stock options issued to members of the Board of Directors under the Non-Employee Director Plan.

•                                          The Board of Directors acted in good faith in exercising its duties with respect to the stock option program.

•                                          The Company’s current personnel and directors fully cooperated with the investigation.

The accounting and disclosure implications arising from the Company’s historical equity granting practices are being evaluated by the Company and will be modified or updated, as necessary, in the Company’s financial statements and public filings.

Recommendations

In light of its findings, the Special Committee made recommendations to the Board of Directors for corporate governance, management and process improvements related to equity granting practices. The Board of Directors adopted all of these recommendations and resulting changes have been, or are in the process of being, made.  A summary of certain of these recommendations and results is set forth below:

•                                          The Company will institute internal audit procedures relating to the option approval and documentation process; engage an independent compensation consultant and/or independent counsel (at least for a transitional period) and focus on improving the Compensation Committee approval and oversight process; designate specific members of in-house legal, accounting, and human resources staffs to oversee documentation, accounting and disclosure of all equity grants; widely distribute and explain enhanced equity grant processes and documentation requirements; increase automation of the equity grant record keeping process; improve process and controls regarding delegated grant authority; and improve training and education designed to ensure that all relevant personnel involved in the administration of equity grants understand relevant policies and requirements.

•                                          The Board of Directors will reprimand certain senior executives for violations of the Company’s code of conduct and one senior executive has recently resigned.

•                                          The Board of Directors will establish a lead independent director, endeavor to add two new independent members by the end of 2007 and two additional new independent members by the end of 2008, provide continuing professional education for its members, and adhere to its current term-limit policy beginning in 2008.

•                                          Annual grants will be determined in connection with annual performance reviews of employees, including executives.  Generally, one annual grant date will apply to all annual grants to North American employees, and another annual grant date will apply to all annual grants to employees outside of North America.

The Special Committee also made recommendations to the Board of Directors related to previously issued stock options.  These recommendations were also adopted by the Board of Directors and are summarized as follows:

•                                          The Company will request reimbursement from all Section 16 officers (current and former) of an amount equal to the after-tax difference between the stock option proceeds received upon exercise of stock options by them and the proceeds that would have been received had the proper measurement dates been used.

•                                          The Company’s Section 16 officers entered into agreements in December 2006 to voluntarily reprice any then unexercised “in the money” options that vest after December 31, 2004 to make them “at the money” options in accordance with Section 409A’s transition rules.  Section 16 officers will be asked to voluntarily (i) either forego the bonus which the Company agreed to pay them in connection with those agreements to reprice their unexercised options or reduce their compensation by the amount of any such bonus paid, and (ii) reprice all unexercised “in the money” options that vest on or prior to December 31, 2004 to make them “at the money” options.

•                                          In order to address Section 409A excise tax and other adverse consequences to non-Section 16 employees who received options that were “in the money” and that vest after December 31, 2004, the Company will reprice any unexercised options making them “at the money” options and will give affected non-Section 16 employees a cash bonus equal to the difference between the old exercise price and the new exercise price, which bonus will not be paid prior to 2008.

•                                          For options that have already been exercised and are subject to the Section 409A excise tax, the Company will give all affected employees (other than the two former employees who participated in the selection of favorable grant dates) a cash bonus equal to the tax liability (plus penalties and interest) such employees incurred as a result of exercising “in the money” options.

Financial Statement Restatements

As a result of the deficiencies identified by the Special Committee in the Company’s processes relating to its equity granting practices, the Company’s management is evaluating the appropriate accounting measurement dates to determine the amount of compensation charges and related tax impact that may be recorded against the consolidated financial statements previously filed by the Company with the Securities and Exchange Commission.  Although this evaluation is still in process, the Company estimates the cumulative pre-tax financial impact of recording additional compensation expense associated with equity grants from 1993 to 2006 to be up to approximately $16 million.  Based upon this preliminary estimate, the Company and its Audit Committee concluded that the cumulative impact for all prior periods would result in a restatement of the Company’s previously issued consolidated financial statements for fiscal years 2004 and 2005, for all fiscal quarters of 2005 and the first and second fiscal quarters of 2006.  However, because the evaluation is ongoing, the Company has not identified the amount to be recorded in any specific periods.  Nevertheless, the Company and its Audit Committee concluded on May 4, 2007 the cumulative impact for all prior periods that require that the Company’s consolidated financial statements for fiscal years 2004 and 2005 (together with the related reports from the Company’s independent registered public accounting firm), for all fiscal quarters of 2005 and for the first and second fiscal quarters of 2006, previously filed with the Securities and Exchange Commission, should not be relied upon.  The Company and its Audit Committee have discussed the above matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

During the review of the Company’s historical equity granting practices by the Special Committee, the Company also determined that certain stock option grants previously identified as incentive stock options should have been treated as non-qualified stock options.  Accordingly, the Company is reviewing the accounting and tax implications related to this finding.

The Company is working diligently to (i) determine the precise amount of compensation expense that should be recorded relative to the revised measurement dates associated with certain stock option grants, (ii) determine the related tax consequences to the Company and its employees for those options that used an incorrect measurement date, (iii) identify other accounting adjustments that may be included in any restatement of prior periods, and (iv) file the Company’s quarterly report on Form 10-Q for the third quarter ended October 7, 2006 and the Company’s annual report on Form 10-K for the year ended January 6, 2007 with the Securities and Exchange Commission as soon as practicable.  Based on the foregoing, the Company does not expect that it will be in a position to file its report on Form 10-Q for the period ended April 7, 2007 in a timely manner.

Regulatory Update

Securities and Exchange Commission.  On November 14, 2006, the Company self-reported to the staff of the U.S. Securities and Exchange Commission that the Special Committee was reviewing the Company’s historical equity granting practices. The Company intends to continue cooperating with the Securities and Exchange Commission in connection with its inquiry into this matter.

Nasdaq.  As previously reported, the Company received Nasdaq Staff Determination notices on November 20, 2006 and March 13, 2007, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company had not timely filed its Quarterly Report on Form 10-Q for the quarter ended October 7, 2006 and its Annual Report on Form 10-K for the period ended January 6, 2007, respectively.  On February 1, 2007, the Company attended a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), at which it presented its plan to evidence compliance with Nasdaq’s filing requirement.  The Panel’s decision granting the Company’s request for continued listing is subject to the following conditions:  (i) on or about May 1, 2007, the Company must provide certain additional information to the Panel regarding the Company’s investigation of its historical equity granting practices and (ii) on or before May 21, 2007, the Company must become current in its delinquent periodic reports, and file required restatements, if any.  The Company plans to provide the additional information by May 9, 2007, but does not expect that it will be able to become current in its delinquent periodic reports and file required restatements by May 21, 2007 and is seeking an additional extension of time from the Nasdaq Listing and Hearing Review Council (the ”Council”), the Panel’s appellate body.  The Company believes that this request has been granted in similar situations by the Council.  If that request is denied and the Company’s delinquent reports are not filed by May 21, 2007, the Company’s common stock will be delisted from the Nasdaq.

Safe Harbor

Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: the potential impact of the Special Committee’s findings and recommendations with respect to the Company’s equity granting practices; the outcome of the proceedings with Nasdaq and the Securities and Exchange Commission informal inquiry; and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Form 10-Q reports filed with the Securities and Exchange Commission.

About Fossil

Fossil, Inc. is a design, development, marketing and distribution company that specializes in consumer products predicated on fashion and value. The Company’s principal offerings include an extensive line of fashion watches sold under the Company’s proprietary and licensed brands. The Company also offers complementary lines of small leather goods, belts, handbags, sunglasses, jewelry and apparel. The Company’s products are sold in department stores and specialty retail stores in over 90 countries around the world, in addition to the Company’s e-commerce website at www.fossil.com. Certain product, press release and Securities and Exchange Commission filing information concerning the Company is available at the website.